EXHIBIT 99.3


          LETTER TO REGISTERED HOLDERS AND DTC PARTICIPANTS REGARDING
                     THE TENDER OF ANY AND ALL OUTSTANDING
                    9-7/8% Series A Senior Notes Due 2009 and
   Any and All Outstanding 12-1/8% Series A Senior Subordinated Notes Due 2012

                                       OF

                               DEX MEDIA EAST LLC
                           DEX MEDIA EAST FINANCE CO.
                PURSUANT TO THE PROSPECTUS DATED __________, 2003

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         THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW
YORK CITY TIME, ON ________, 2003, UNLESS EXTENDED (THE "EXPIRATION DATE").

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                                                                __________, 2003

To Registered Holders and DTC Participants:

         Dex Media East LLC, a Delaware limited liability company ("Dex Media East"), and Dex Media East Finance Co., a Delaware corporation ("Dex East Finance," and, together with Dex Media East, the "Issuers") are offering to exchange, upon and subject to the terms and conditions set forth in the prospectus, dated _________, 2003, and the letter of transmittal, $1,000 principal amount of their 9-7/8% Series B Senior Notes due 2009 (the "Senior Exchange Notes") and $1,000 principal amount of their 12-1/8% Series B Senior Subordinated Notes due 2012 (the "Senior Subordinated Exchange Notes," and, together with the Senior Exchange Notes, the "Exchange Notes"), all of which have been registered under the Securities Act of 1933, as amended, for each $1,000 principal amount of their outstanding 9-7/8% Series A Senior Notes due 2009 (the "Outstanding Senior Notes"), of which $450,000,000 aggregate principal amount is outstanding, and for each $1,000 principal amount of their outstanding 12-1/8% Series A Senior Subordinated Notes due 2012 (the "Outstanding Senior Subordinated Notes," and, together with the Outstanding Senior Notes, the "Outstanding Notes"), of which $525,000,000 aggregate principal amount is outstanding, respectively.

         In connection with the exchange offer, we are requesting that you contact your clients for whom you hold Outstanding Notes registered in your name or in the name of your nominee, or who hold Outstanding Notes registered in their own names. The Issuers will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the exchange offer. However, you will, upon request, be reimbursed for reasonable out-of-pocket expenses incurred in connection with soliciting acceptances of the exchange offer. The Issuers will pay or cause to be paid all transfer taxes applicable to the exchange of Outstanding Notes pursuant to the exchange offer, except as set forth in the prospectus and the letter of transmittal.

         For your information and for forwarding to your clients, we are enclosing the following documents:

         1.   The prospectus dated ___________, 2003;

         2. The letter of transmittal for your use in connection with the tender of the Outstanding Notes and for the information of your clients;

         3. The notice of guaranteed delivery to be used to accept the exchange offer if the Outstanding Notes and all other required documents cannot be delivered to the exchange agent prior to the Expiration Date; and

         4. A form of letter which may be sent to your clients for whose account you hold Outstanding Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the exchange offer.

         To participate in the exchange offer, a beneficial holder must either:

         o cause to be delivered to U.S. Bank National Association (the "exchange agent"), at the address set forth in the letter of transmittal, definitive certificated notes representing Outstanding Notes in proper form for transfer together with a duly executed and properly completed letter of transmittal, with any required signature guarantees and any other required documents; or

         o cause a DTC Participant to tender such holder's Outstanding Notes to the Exchange Agent's account maintained at the Depository Trust Company ("DTC") for the benefit of the Exchange Agent through DTC's Automated Tender Offer Program ("ATOP"), including transmission of a computer-generated message that acknowledges and agrees to be bound by the terms of the letter of transmittal.

          By complying with DTC's ATOP procedures with respect to the exchange offer, the DTC Participant confirms on behalf of itself and the beneficial owners of tendered Outstanding Notes all provisions of the letter of transmittal applicable to it and such beneficial owners as fully as if it completed, executed and returned the letter of transmittal to the exchange agent.

         You will need to contact those of your clients for whose account you hold definitive certificated notes or book-entry interests representing Outstanding Notes and seek their instructions regarding the exchange offer.

         If holders of Outstanding Notes wish to tender, but it is impracticable for them to forward their certificates for Outstanding Notes prior to the expiration of the exchange offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the prospectus and the letter of transmittal.

          Any inquiries you may have with respect to the exchange offer, or requests for additional copies of the enclosed materials, should be directed to the exchange agent for the Outstanding Notes, at its address and telephone number set forth on the front of the letter of transmittal.


                                            Very truly yours,


                                            Dex Media East LLC
                                            Dex East Finance Co.


         NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE ISSUERS OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.


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